Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tango Therapeutics, Inc. of our report dated April 12, 2021, relating to the financial statements of Tango Therapeutics, Inc., which appears in Tango Therapeutics, Inc.’s Registration Statement on Form S-1 (File No. 333-259448).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 14, 2021